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                                                                      EXHIBIT 11

                           SI DIAMOND TECHNOLOGY, INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE


                                                         Three Months ended Sept. 30,           Nine Months ended Sept. 30,
                                                        -------------------------------       ------------------------------
                                                            2000               1999               2000              1999
                                                        ------------       ------------       ------------       -----------
Computation of income (loss) per common share:

  Net income (loss) applicable to common                $ (1,402,873)      $   (837,199)      $ (4,860,163)      $ 1,638,452

  Weighted average number of common shares                58,348,597         52,452,791         56,539,673        50,358,597

  Net income (loss) per common share                    $      (0.02)      $      (0.02)      $      (0.09)      $      0.03

Computation of income (loss) per common
  share assuming full dilution:

  Net income (loss) applicable to common
    stockholders                                                                                                   1,638,452

  Plus: Income impact of assumed conversions
      Series G                                                                                                       110,916
      Interest                                                                                                        21,832

  Income available to common stockholders                                                                          1,771,200

  Weighted average number of common
     shares outstanding                                                                                           50,358,597

  Plus incremental shares from dilutive securities
     Convertible preferred stock                                                                                   1,732,303
     Convertible notes payable                                                                                       849,108
     Warrants                                                                                                        621,557
     Options                                                                                                       3,542,473

  Adjusted weighted average number of
     common shares outstanding                                                                                    57,104,036

Net income (loss) per common share                                                                                      0.03

No computation of diluted loss per common share is included for the 2000 periods or for the three months ended September 30, 1999 because such computation results in an antidilutive loss per common share.